Period Ended February 28, 2003

John Hancock Tax-Free Bond Trust

John Hancock Tax-Free Bond Fund

Series 1
NAV per share - Class C        10.33

Dividend per share - Class C   0.22

 John Hancock High Yield Municipal Bond Fund

Series 2
NAV per share - Class C        8.28

Dividend per share - Class C    0.23